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                                                               Exhibit 3(i)(a)

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                     INFORMATION MANAGEMENT RESOURCES, INC.


         Pursuant to the provisions of Section 607.1006, Florida Statutes, INFORMATION MANAGEMENT RESOURCES, INC. a corporation organized and existing under the laws of the State of Florida (the "Corporation"), does hereby adopt the following Articles of Amendment to its Articles of Incorporation:

First: Article I of the Articles of Incorporation is hereby amended to read as follows:


                                   "ARTICLE I

                                      NAME

               THE NAME OF THE CORPORATION IS IMRGLOBAL CORP."

Second: The amendment was duly adopted by the Board of Directors on November 2,1998 EFFECTIVE November 17, 1998.

Third: The amendment was approved and duly adopted by the Board of Directors without shareholder action and shareholder action was not required.


Signed this 16th day of November 1998.

                       By: /s/ Jeffery S. Slowgrove
                           ----------------------------------
                            Jeffery S. Slowgrove, Director

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                     INFORMATION MANAGEMENT RESOURCES, INC.


         Pursuant to the provisions of Section 607.1006, Florida Statutes, INFORMATION MANAGEMENT RESOURCES, INC. a corporation organized and existing under the laws of the State of Florida (the "Corporation"), does hereby adopt the following Articles of Amendment to its Articles of Incorporation:

First: Paragraph 4.1 of Article IV of the Articles of Incorporation is hereby amended to read as follows:

               4.1 AUTHORIZED SHARES. THE TOTAL NUMBER OF SHARES OF ALL CLASSES OF CAPITAL STOCK THAT THE CORPORATION SHALL HAVE THE AUTHORITY TO ISSUE SHALL BE 110,000,000 SHARES, OF WHICH 100,000,000 SHARES SHALL BE COMMON STOCK, HAVING A PAR VALUE OF $.10 PER SHARE (THE "COMMON STOCK") AND 10,000,000 SHARES SHALL BE PREFERRED STOCK, HAVING A PAR VALUE OF $.10 PER SHARE (THE "PREFERRED STOCK").

Second: The amendment was duly adopted by the Board of Directors on April 20, 1998.

Third: The amendment was approved and duly adopted by the Shareholders in accordance with the provisions of Section 607.1003, Florida Statutes. The number of votes cast for the amendment was sufficient for approval.


Signed this 26th day of August, 1998.

                       By: /s/ Dilip Patel
                           -------------------------------
                       DILIP PATEL, Vice President-General Counsel
                       An Officer of the Corporation and its Secretary.